UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – September 10, 2004

(Date of earliest event reported)

HOLLYWOOD CASINO SHREVEPORT

SHREVEPORT CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana		72-1225563
Louisiana	333-88679	75-2830167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5601 Bridge Street, Suite 300, Fort Worth, Texas		76112-2355
(Address of principal executive offices)		(Zip Code)

Area Code (817) 492-7065
(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01               Other Events.

On September 10, 2004, certain creditors of the Hollywood Casino Shreveport (“HCS”) filed an involuntary petition against HCS for relief under chapter 11 of the U.S. Bankruptcy Code.  The petition was filed with the U. S. Bankruptcy Court, Western District of Louisiana, located in Shreveport, Louisiana.  A hearing on the petition has not yet been scheduled and the hearing is not currently expected to take place before October 2004.  HCS I, Inc., the managing general partner of HCS, issued a press release on September 13, 2004 announcing the filing of the involuntary bankruptcy petition.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On September 15, 2004, the Louisiana Gaming Control Board (the “LGCB”) conditionally renewed the Louisiana riverboat gaming license of HCS, subject to (1) the full execution by HCS and Eldorado Resorts LLC (“Eldorado”) of a definitive agreement governing Eldorado’s acquisition of HCS not later than October 19, 2004, (2) the submission by HCS to the LGCB of a Petition to Approve Transfer of Interest, together with such definitive agreement, not later than October 19, 2004 and (3) upon the submission of such Petition to Approve Transfer of Interest, the making by all appropriate persons and entities of the proper applications for findings of suitability and the submission by such persons or entities to such background and suitability investigations as may be required by Louisiana gaming law and may be conducted by the Louisiana State Police, Casino Section and Audit Section.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.  The following exhibit is being filed herewith:

99.1         Press release issued by HCS I, Inc. dated September 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 16, 2004		Hollywood Casino Shreveport
	By:	HCS I, Inc., its Managing General Partner

	By:	/s/ John C. Hull
John C. Hull
Chairman of the Board, Chief Executive Officer and President

Dated: September 16, 2004		Shreveport Capital Corporation

	By:	/s/ John C. Hull
John C. Hull
Chairman of the Board, Chief Executive Officer and President